UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 28, 2022

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2022, Growlife, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with AJB Capital Investments, LLC (“AJB”) and issued a Promissory Note in the principal amount of $220,000 (the “AJB Note”) to AJB pursuant to the SPA. The loan closed and was funded on September 30, 2022. As per the term of the SPA and Note, $151,047.75 of the proceeds of the loan were used to repay a previously issued Note which was assigned to AJB by 1800 Diagonal Lending LLC f/k/a Sixth Street Lending LLC on September 14, 2022 (the “Sixth Street Note”). The terms and conditions of the Sixth Street Note were initially reported in the Company’s Annual Report on Form 10-K filed with the SEC on May 5, 2022. Accordingly, the Previous Note is fully repaid and thereby retired.

The AJB Note has an original issuance discount of $20,000 from the principal to cover monitoring costs and bears interest at 10% a year. The AJB Note, along with any and all other amounts, shall be due and owing on March 28, 2023 (the “Maturity Date”), with accrued interest payments payable on the 1st day of each month.

Under the terms of the AJB Note, the Company may not sell a significant portion of its assets without the approval of AJB, may not issue additional debt that is not subordinate to AJB without the approval of AJB, must comply with the Company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the Company’s common stock on the OTC Market or other exchange, among other restrictions and requirements. The Company’s failure to make required payments under the note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the SPA or note, the note will bear interest at 18%, AJB may immediately accelerate the note due date, AJB may convert the amount outstanding under the note into shares of the Company’s common stock at a discount to the market price of the stock, and AJB will be entitled to its costs of collection, among other penalties and remedies.

The Company provided customary representations and covenants to AJB in the SPA. Also pursuant to the SPA, the Company paid AJB a commitment fee of 8,000,000 unregistered shares of the company’s common stock (the “Commitment Fee Shares”). In addition, the Company entered into a registration rights agreement with AJB (the “Registration Agreement”) pursuant to which the Company agreed to file with the Securities and Exchange Commission a Form S-1 by no later than 120 days from the date of the Note covering the resale of all of the then existing AJB shares.

The SPA, Note, Security Agreement and Registration Agreement are filed as exhibits 10.1-10.4 to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances to AJB were exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement dated September 28, 2022, between Growlife, Inc. and AJB Capital Investments, LLC

10.2	Promissory Note dated September 28, 2022, issued by Growlife, Inc. to AJB Capital Investments, LLC

10.3	Security Agreement dated September 28, 2022, between Growlife, Inc. and AJB Capital Investments, LLC

10.4	Registration Rights Agreement dated September 28, 2022, between Growlife, Inc. to AJB Capital Investments, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: October 6, 2022	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer